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                                                                    EXHIBIT 11.1

                               HEARTSTREAM, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                       COMPUTATION OF NET LOSS PER SHARE

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                                                                                    THREE  MONTHS ENDED  MARCH 31,
                                                                                         1996            1995
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Net loss..........................................................................  $   (2,090,892) $   (1,481,642)
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Shares used in calculating historical net loss per share:
  Weighted average shares outstanding.............................................       7,968,115         754,375
  Net effect of preferred stock issued, after giving effect to the conversion into common stock, at less than the offering price during the 12 months prior to the
   Company's filing of its initial public offering, calculated using the treasury stock method at an offering price of $13 per share, and treated as outstanding for all periods prior to the closing date of the Company's initial public
   offering.......................................................................         407,220       1,235,234
  Net effect of stock options granted or exercised at less than the offering price during the 12 months prior to the Company's filing of its initial public offering, calculated using the treasury stock method at an offering price of
   $13 per share, and treated as outstanding for all periods prior to the closing
   date of the Company's initial public offering..................................         150,187         718,723
Shares used in computation of historical net loss per share.......................       8,525,522       2,708,332
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Historical net loss per share.....................................................  $        (0.25) $        (0.55)
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    Net loss......................................................................  $   (2,090,892) $   (1,481,642)
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Shares used in calculating pro forma net loss per share:
  Weighted average shares outstanding.............................................       7,968,115         754,375
  Weighted average common shares giving effect to the conversion of preferred
   stock into common for all periods subsequent to issuance.......................       2,040,772       3,987,321
  Net effect of preferred stock issued, after giving effect to the conversion into common stock, at less than the offering price during the 12 months prior to the
   Company's filing of its initial public offering, calculated using the treasury stock method at an offering price of $13 per share, and treated as outstanding
   for all periods prior to issuance..............................................        --             1,098,996
  Net effect of stock options granted or exercised at less than the offering price during the 12 months prior to the Company's filing of its initial public offering, calculated using the treasury stock method at an offering price of
   $13 per share, and treated as outstanding for all periods prior to the closing
   date of the Company's initial public offering..................................         150,187         718,723
Shares used in computation of pro forma net loss per share........................      10,159,074       6,559,415
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Pro forma net loss per share......................................................  $        (0.21) $        (0.23)
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